CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our June 12, 2013, Except restatement and Note 9-December 3, 2013 Report of Independent Registered Public Accounting Firm, relating to the financial statements of Gaming Entertainment International, Inc. for the years ended December 31, 2012 and 2011, which are incorporated in this Pre-Effective Amendment No 3 to Form S-1/A Registration No 0001576575 dated December 6, 2013.

I also consent to the reference to this firm under the caption “Experts” in the Registration Statements.

/S/ Patrick Rogers, CPA, PA

Patrick Rogers, CPA, PA

Altamonte Springs, Florida

December 6, 2013